As filed with the Securities and Exchange Commission on July 20, 2000.
                                                 Registration No. 333-
                     SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                  FORM S-8
                           REGISTRATION STATEMENT
                                    UNDER
                         THE SECURITIES ACT OF 1933

                                El Sitio, Inc.
            (Exact name of Registrant as specified in its charter)

 British Virgin Islands                                  Not Applicable
     (State or other                                    (I.R.S. Employer
      jurisdiction                                     Identification No.)
   of incorporation or
      organization)

                         Avenida Ingeniero Huergo 1167
                       C1107AOL Buenos Aires, Argentina
                   (Address of principal executive offices)

                     El Sitio, Inc. 1999 Stock Option Plan
                            (Full title of the plan)

                              CT Corporation System
                            111 8th Avenue, 13th Floor
                                New York, NY  10011
                    (Name and address of agent for service)

                                (305) 535-1112
         (Telephone number, including area code, of agent for service)

                                   Copy to:
                            Glenn M. Reiter, Esq.
                         Simpson Thacher & Bartlett
                            425 Lexington Avenue
                          New York, New York 10017
                          Telephone:  (212) 455-2000

                      CALCULATION OF REGISTRATION FEE
    Title of        Amount to be     Proposed       Proposed        Amount of
   securities to    registered(1)    maximum        maximum       registration
   be registered                     offering       aggregate        fee (2)(3)
                                     price per      offering
                                     share (2)      price(2)
    Common           1,572,700       $6.1875        $9,731,081        $2,569
    Shares, par
    value $0.01

(1) Represents Common Shares issuable under the El Sitio, Inc. 1999 Stock Option Plan (the "Plan"). The maximum number of shares which may be issued under the Plan are subject to adjustment in accordance with certain anti-dilution and other provisions of the Plan. Accordingly, pursuant to Rule 416 under the Securities Act of 1933, as amended, this registration statement includes, in addition to the number of shares stated above, an indeterminate number of shares which may be subject to grant or otherwise issuable after the operation of any such anti-dilution and other provisions.

(2) Pursuant to Rule 457(h)(1) under the Securities Act of 1933, the proposed maximum offering price per share, the proposed maximum aggregate offering price and the amount of registration fee have been computed on the basis of the average of the bid and asked price of the Common Shares quoted on the Nasdaq National Market System on July 19, 2000.

(3)         Previously paid.

                                    PART I

INFORMATION REQUIRED IN THIS SECTION 10(a) PROSPECTUS

Item 1.     Plan Information*

Item 2.     Registrant Information and Employee Plan Annual Information*

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Act"), and Note to Part I of Form S-8.

                                    PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

            Not required to be filed with this Registration Statement pursuant to General Instruction E for registration statements on Form S-8.

Item 4.  Description of Securities.

            Not required to be filed with this Registration Statement pursuant to General Instruction E for registration statements on Form S-8.

Item 5.  Interests of Named Experts and Counsel.

            Not required to be filed with this Registration Statement pursuant to General Instruction E for registration statements on Form S-8.

Item 6.  Indemnification of Directors and Officers.

            Not required to be filed with this Registration Statement pursuant to General Instruction E for registration statements on Form S-8.

Item 7.  Exemption from Registration Claimed.

            Not applicable.

Item 8.  Exhibits.

            The exhibits filed as part of this Registration Statement are as follows:

     Exhibit
       No.              Description
     -------            -----------
      4.1   El Sitio, Inc. 1999 Stock Option Plan, as amended
      4.2   Form of Stock Option Agreement
      4.3   Amendment to Form of Stock Option Agreement
      5.1   Opinion of Conyers Dill & Pearman, B.V.I. Counsel to the Registrant
     23.1   Consent of Deloitte & Touche LLP
     23.2   Consent of Conyers Dill & Pearman (included in Exhibit 5.1)
     24.1 Power of Attorney (included on the signature page to the Registration Statement)

Item 9.  Undertakings.

                 Not required to be filed with this Registration Statement pursuant to General Instruction E for registration statements on Form S-8.

                                  SIGNATURES

                 Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Buenos Aires, Argentina, on June 15, 2000.

                                      EL SITIO, INC.


                                      By: /s/ Horacio Milberg
                                          -------------------
                                      Horacio Milberg
                                      Chief Financial Officer


                               POWER OF ATTORNEY

                 KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Horacio Milberg and Roberto Cibrian-Campoy, with full power to act without the other, and each of them, as such person's true and lawful attorney- or attorneys-in-fact and agent or agents, with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission and any other regulatory authority, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or such person's substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                 Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                   Name                        Title                  Date
                   ----                        -----                  ----
           /s/ Roberto Cibrian-Campoy    Chief Executive          June 15, 2000
           --------------------------    Officer and Director
           Roberto Cibrian-Campoy        (Principal Executive
                                         Officer)

           /s/ Horacio Milberg           Chief Financial          June 15, 2000
           --------------------------    Officer and Director
           Horacio Milberg               (Principal Financial
                                         Officer)

          /s/ Alfredo Jimenez de         Chief Administrative     June 15, 2000
                Arechaga                 Officer, Controller
          ---------------------------    and Treasurer
          Alfredo Jimenez de             (Principal Accounting
                Arechaga                 Officer)

          /s/ Roberto Vivo-Chaneton      Chairman of the Board    June 15, 2000
          ---------------------------    of Directors
          Roberto Vivo-Chaneton


          ---------------------------    Director                 June 15, 2000
          Guillermo Liberman


          ---------------------------    Director                 June 15, 2000
          Ricardo Verdaguer


          ---------------------------    Director                 June 15, 2000
          Michael Greeley


          /s/ Eric C. Neuman             Director                 June 15, 2000
          ---------------------------
          Eric C. Neuman

          ---------------------------    Director                 June 15, 2000
          Carlos Cisneros


          /s/ Sofia Pescarmona           Director                 June 15, 2000
          ---------------------------
                                                   Sofia Pescarmona

                    SIGNATURE OF AUTHORIZED REPRESENTATIVE

                 Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below in Miami, Florida on July 10, 2000 by the undersigned as the duly authorized representative of the Registrant in the United States.



                                               /s/ Walter C. Forwood
                                               -------------------------
                                               Walter C. Forwood
                                               Authorized Representative

                              EXHIBIT INDEX

     Exhibit
        No.                          Description
     -------                         -----------
        4.1          El Sitio, Inc. 1999 Stock Option Plan, as amended
        4.2          Form of Stock Option Agreement
        4.3          Amendment to Form of Stock Option Agreement
        5.1          Opinion of Conyers Dill & Pearman, B.V.I.
                     counsel to the Registrant
        23.1         Consent of Deloitte & Touche LLP
        23.2 Consent of Conyers Dill & Pearman (included in Exhibit 5.1)
        24.1 Power of Attorney (included on the signature page to the Registration Statement)

                                                                  Exhibit 4.1

                                EL SITIO, INC.
                            1999 STOCK OPTION PLAN
                            ----------------------

1.     Definitions.
       -----------

       In this Plan, except where the context otherwise indicates, the following definitions apply:

1.1. "Adoption Date" means the date of the adoption of the Plan by the Corporation.

1.2. "Affiliate" means, as to any Person, any other Person Controlled by, Controlling, or under common Control with, such Person. In the case of Incentive Stock Option this term shall have, with respect to the Corporation, the meaning of Sections 424(e) and (f) of the Code (but substituting "the Corporation" for "Employer Corporation").

1.3. "Agreement" means a written agreement granting an Option that is executed by the Corporation and the Recipient.

1.4.   "Board" means the Board of Directors of the Corporation.

1.5. "BVI" means the British Virgin Islands, place of the incorporation of the Corporation.

1.6. "Capital Stock" means, with respect to any Person, all shares, interests, rights to purchase, warrants, options, or other equivalents of or interests in the common or preferred equity of such Person.

1.7. "Change of Control" means a change of control in the Stock of the Corporation as specified in the Agreement.

1.8. "Code" means the Internal Revenue Code of 1986 of the United States of America, as amended.

1.9. "Committee" means the committee appointed by the Board to administer the Plan.

1.10. "Control" means: (a) the beneficial ownership of more than fifty percent (50%) of the total Voting Stock then outstanding of a Person; or (b) even if less than such percentage of outstanding Voting Stock is owned, the power to direct the management and policies of such Person, directly or through one or more intermediaries, whether through the ownership of voting securities, by contract, or otherwise.

1.11. "Corporation" means EL SITIO, INC., a corporation incorporated in the BVI.

1.12. "Date of Exercise" means the date on which the Corporation receives notice from an Eligible Individual of the exercise of an Option by such Eligible Individual in accordance with the terms of Article 7 and the terms of the Agreement.

1.13. "Date of Grant" means the date on which an Option is granted under the Plan in accordance with the Agreement.

1.14. "Date of Termination" means the date of the termination for any reason of the labor or contractual relationship between the Eligible Individual and the Corporation or any Affiliate as establish by the laws of the country where the Recipient performs his work.

1.15. "Director" means a member of the Board of Directors of the Corporation or any Affiliate.

1.16. "Eligible Individual" means (i) any Employee, or Director or (ii) any consultant or advisor to the Corporation or an Affiliate who renders bona fide services to the Corporation or any Affiliate, who in accordance with the Plan is entitled to be beneficiary of Options under this Plan.

1.17. "Employee" means any employee of the Corporation or any Affiliate or any person who has been hired to be an employee of the Corporation or any Affiliate.

1.18. "Exchange Act" means the Securities and Exchange Commission of 1934 of the United States of America, as amended.

1.19. "Expiration Date" means the date of the expiration of the right of the Eligible Individual to exercise the Option.

1.20. "Fair Market Value" means the fair market value of a Share as determined by the Committee pursuant to a reasonable method adopted in good faith for such purpose.

1.21. "Governmental Authority" means any nation or government, any state or other political subdivision thereof (including, but not limited to, federal, national, state, provincial, regional and municipal) and any entity exercising executive, legislative, judicial, regulatory, or administrative authority.

1.22. "Incentive Stock Option" means an Option granted under the Plan that qualifies as an incentive stock option under Section 422 of the Code and that the Corporation designates as such in the Agreement granting the Option.

1.23. "Market Price" means the price of the Shares of the Corporation listed on the NASDAQ.

1.24. "NASDAQ" means the National Association of Securities Dealers Automated Quotation.

1.25. "Nonqualified Stock Option" means an Option granted for the benefit of US Eligible Individuals under the Plan that is not an Incentive Stock Option.

1.26. "Option" means an option to purchase Shares granted under the Plan, including the Nonqualified Stock Option and the Incentive Stock Option.

1.27. "Option Exercise Price" means the price per Share at which an Option may be exercised in accordance with the Agreement. The Option Price and the criterion for the determination of the Option Price shall be determined by the Committee provided, however, that, in the case of Incentive Stock Options the Option Price shall not be less than the Fair Market Value as of the Date of Grant. Notwithstanding the foregoing, in the case of an Incentive Stock Option granted to a Recipient who (applying the rules of Section 424(d) of the Code) owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Corporation or any Affiliate (a "Ten-Percent Stockholder"), the Option Price shall not be less than one hundred and ten percent (110%) of the Fair Market Value on the Date of Grant. The Option Price of any Option shall be subject to adjustment to the extent provided in Article 9 hereof.

1.28. "Option Period" means the period during which an Option may be exercised.

1.29. "Person" means an individual, a partnership, a joint venture, a corporation, a trust, a limited liability company, an unincorporated organization or a Governmental Authority.

1.30.  "Plan" means the EL SITIO, INC. 1999 Stock Option Plan.

1.31. "Recipient" means an Eligible Individual to whom an Option has been granted.

1.32. "Securities Act" means the Securities Act of 1933 of the United States of America.

1.33.  "Share" means a share of  common Stock of the Corporation.

1.34.  "Stock" means the common shares of the Corporation, par value $ 0.01.

1.35. "US Eligible Individual" means Eligible Individuals who are beneficiaries of the Incentive Stock Option or Nonqualified Stock Option.

1.36. "US SEC" means the Securities and Exchange Commission of the United States of America.

1.37. "Voting Stock" means with respect to any Person, Capital Stock ordinarily having the power to vote for the election of directors, managers or other voting members of the governing of such Person.

2.     Purpose.
       -------

       The Plan is intended to assist the Corporation and its Affiliates in attracting and retaining Eligible Individuals of outstanding ability and to promote the identification of their interests with those of the stockholders of the Corporation.

3.     Administration.
       --------------

       The Committee shall administer the Plan and shall have plenary authority, in its discretion, to award Options to Eligible Individuals, subject to the provisions of the Plan. The Committee shall have plenary authority and discretion, subject to the provisions of the Plan, to determine
(i) which Eligible Individuals shall be granted Options, (ii) the time or times at which Options are granted and (iii) the type and terms (which terms need not be identical) of all Options including, but not limited to, (a) the Option Exercise Price, (b) the number of Shares subject to an Option, (c) whether an Option shall be an Incentive Stock Option or a Nonqualified Stock Option, (d) any provisions relating to vesting, and (e) any circumstances in which Options terminate or Shares may be repurchased by the Corporation. In making these determinations, the Committee may take into account the nature of the services rendered by the Eligible Individuals, their present and potential contributions to the success of the Corporation and its Affiliates, and such other factors as the Committee in its discretion shall deem relevant. Subject to the provisions of the Plan, the Committee shall have plenary authority to construe and interpret the Plan and the Agreements, to prescribe, amend and rescind rules and regulations relating to the Plan and to make all other determinations deemed necessary or advisable for the administration of the Plan, including, but not limited to, any determination to accelerate the vesting of outstanding Options or to convert unexercised portion of an Incentive Stock Option to an option which is not an Incentive Stock Option. The determinations of the Committee on the matters referred to in this Article 3 shall be binding and final.

4.     Eligibility.
       -----------

       Options may be granted only to Eligible Individuals, provided, however, that only Employees who have commenced employment with the Corporation and its Affiliates shall be eligible to receive Incentive Stock Options.

       No Eligible Individual shall be granted an Option to purchase Shares which represent more than 25% of the total number of Shares subject to the Plan.

5.     Stock Subject to the Plan.
       -------------------------

5.1. Subject to adjustment as provided in Article 9, the number of Shares that may be issued under the Plan is 4,812,700 subject to stockholders approval as required under applicable law. However, the Corporation may increase the number of Shares subject to the Plan.

5.2. If an Option expires or terminates for any reason without having been fully exercised, the unissued Shares which had been subject to such Option shall become available for the grant of additional Options.

6.     Options.
       -------

6.1. Options granted under the Plan shall be either Incentive Stock Options or Nonqualified Stock Options, as designated by the Committee. Each Option granted under the Plan shall be clearly identified either as an Incentive Stock Option or a Nonqualified Stock Option and shall be evidenced by an Agreement that specifies the terms and conditions of the grant. Options granted to Eligible Individuals shall be subject to the terms and conditions set forth in this Article 6 and such other terms and conditions not inconsistent with this Plan as the Committee may specify.

6.2. The Option Period for Options granted to Eligible Individuals shall be determined by the Committee and specifically set forth in the Agreement, provided, however, that an Option shall not be exercisable after ten years (five years in the case of an Incentive Stock Option granted to a Ten-Percent Stockholder) from its Date of Grant.

7.     Exercise of Options.
       -------------------

7.1. An Option may, subject to the terms of the applicable Agreement under which it is granted, be exercised in whole or in part by the delivery to the Corporation of written notice of the exercise, in such form as the Committee may prescribe, accompanied by full payment of the Option Exercise Price for the Shares with respect to which the Option is exercised as provided in
Article 7.2 hereof or in any other manner to be established by the Committee.

7.2. Payment of the aggregate Option Exercise Price of the Shares with respect to which an Option is being exercised shall be made in cash provided, however, that the Committee, in its sole discretion, may authorize payment to be made in Shares of the Corporation, promissory notes or other property, or some combination thereof, as determined and valued by the Corporation in its sole discretion.

8.     Restrictions on Transfer.
       ------------------------

       Options shall not be transferable other than by will or the laws of descent and distribution. An Option may be exercised during the Recipient's lifetime, only by the Recipient or, if the Recipient dies while still employed by the Corporation or, in the event of his or her legal disability, by his or her legal representative. The Shares acquired pursuant to the Plan shall be subject to such restrictions and agreements regarding sale, assignment, encumbrances, or other transfers or dispositions thereof (i) as are in effect among the stockholders of the Corporation at the time such Shares are acquired, (ii) as the Committee shall deem appropriate and (iii) as are required by applicable law.

9.     Capital Adjustments. Delisting.
       ------------------------------

9.1. In the event of any change in the outstanding Stock by reason of any stock dividend, split-up (or reverse stock split), recapitalization, reclassification, reorganization, reincorporation, combination or exchange of shares, merger, consolidation, liquidation or similar change incorporate structure, or any other situations that the Committee shall, in its sole discretion, deem appropriate, the Committee may, in its sole discretion, proved for a substitution for or adjustment in (i) the number and class of Shares subject to outstanding Options, (ii) the Option Exercise Price of outstanding Options, and (iii) the aggregate number and class of Shares that may be issued under the Plan; provided, however, that such adjustments shall not be in terms less favorable than the terms of the Options already granted under the Plan.

9.2. In the event of a delisting of the Corporation from the NASDAQ or other exchange, the Committee shall make in its discretion all changes in the Plan, including without limitation, the criterion of the determination of the Option Exercise Price.

10.    Termination or Amendment.
       ------------------------

       The Board may amend, alter, suspend or terminate the Plan in any respect at any time; provided, however, that after the Plan has been approved by the stockholders of the Corporation, no amendment, alteration, suspension or termination of the Plan shall be made by the Board without approval of (i) the Corporation's stockholders to the extent stockholder approval is required by applicable law or regulations and (ii) each affected Recipient if such amendment, alteration, suspension or termination would adversely affect his or her rights or obligations under any Option granted prior to the date of such amendment, alteration, suspension or termination. No Option may be granted nor any Shares issued under the Plan during any suspension or after termination of the Plan.

11.    Modification, Extension and Renewal of Options; Substituted Options.
       -------------------------------------------------------------------

11.1. Subject to the terms and conditions of the Plan, the Committee may modify, extend or renew the terms of any outstanding Options, or accept the surrender of outstanding Options granted under the Plan or options and stock appreciation rights granted under any other plan of the Corporation or any Affiliate (to the extent not theretofore exercised) and authorize the granting of new Options in substitution therefor (to the extent not theretofore exercised). Any such substituted Options may specify a lower exercise price than the surrendered options, a longer term than the surrendered options, or have any other provisions that are authorized by the Plan. Notwithstanding the foregoing, however, no modification of an Option shall, without the consent of the Recipient, alter or impair any of the Recipient's rights or obligations under such Option.

11.2. Notwithstanding anything contained herein to the contrary, Options may, at the discretion of the Committee, be granted under the Plan in substitution for options to purchase shares of capital stock of another corporation which is merged into, consolidated with, or all or a substantial portion of the property or stock of which is acquired by, the Corporation or one of its Affiliates. The terms and conditions of the substitute Options so granted may vary from the terms and conditions set forth in this Plan to such extent as the Committee may deem appropriate in order to conform in whole or part, to the provisions of the options and stock appreciation rights in substitution for which they are granted.

12.    Effectiveness of the Plan.
       -------------------------

       The Plan and any amendment thereto shall be effective on the date on which it is adopted by the Board, provided that any such adoption requiring stockholder approval is subject to approval by vote of the stockholders of the Corporation within 12 months after such adoption by the Board. Options may be granted prior to stockholder approval of the Plan, and the date on which any such Option is granted shall be the Date of Grant for all purposes provided that (a) each such Option shall be subject to stockholders approval of the Plan, (b) no Option may be exercised prior to such stockholder approval, and (c) any such Option shall be void ab initio if such stockholder approval is not obtained.

13.    Withholding.
       -----------

        The Corporation's obligations to deliver Shares or pay any amount pursuant to the terms of any Option shall be subject to the satisfaction of applicable federal, state, local and foreign tax and social security, if applicable, withholding requirements. To the extent provided in the applicable Agreement and in accordance with rules prescribed by the Committee, a Recipient may satisfy any such withholding tax obligation by any of the following means o by a combination of such means: (i) tendering a cash payment, (ii) authorizing the Corporation to withhold Shares otherwise issuable to the Recipient, or (iii) delivering to the Corporation already owned and unencumbered Shares

14.    Term of the Plan.
       ----------------

       Unless sooner terminated by the Board pursuant to Article 10, the Plan shall terminate on December 1, 2008 and no Options may be granted after such date. Any amendment of the Plan shall terminate on such date. The termination of the Plan shall not affect the validity of any Option outstanding on the date of termination of the Plan.


15.    Indemnification of Committee.
       ----------------------------

       In addition to such other rights of indemnification as they may have as Directors or as members of the Committee, the members of the Committee shall be indemnified by the Corporation against the reasonable expenses, including attorneys' fees, actually and reasonably incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Option granted hereunder, and against all amounts reasonably paid by them in settlement hereof or paid by them in satisfaction of a judgment in any such action, suit or proceeding, if such members acted in good faith and in a manner which they believed to be in, and not opposed to, the best interest of the Corporation.

16.    General Provisions.
       ------------------

16.1. The establishment of the Plan shall not confer upon any Eligible Individual any legal or equitable right against the Corporation, any Affiliate or the Committee except as expressly provided in the Plan.

16.2. The Plan does not constitute inducement or consideration for the employment or service of any Eligible Individual, nor is it a contract between the Corporation or any Affiliate and any Eligible Individual. Participation in the Plan shall not give an Eligible Individual any right to be retained in the service of the Corporation or any Affiliate.

16.3. Neither the adoption of this Plan nor its submission to the stockholders, shall be taken to impose any limitations on the powers of the Corporation or its Affiliates to issue, grant, or assume options, warrants, rights, or restricted stock, otherwise than under this Plan, or to adopt other stock option or restricted stock plans or to impose any requirements of stockholder approval upon the same.

16.4. The interests of any Eligible Individual under the Plan are not subject to the claims of creditors and may not, in any way, be assigned, alienated or encumbered except as provided in an Agreement.

16.5. The Plan shall be governed, construed and administered in accordance with the laws of the State of New York, United States of America. Any conflict or judicial claim should be exclusively submitted to the New York Courts of the Borough of Manhattan, New York, New York, United States of America.

16.6. The Committee may require each person acquiring Shares pursuant to Options hereunder to represent to and agree with the Corporation in writing that such person is acquiring the Shares without a view to distribution thereof. The certificates for such Shares may include any legend, which the Committee deems appropriate to reflect any restrictions on transfer. All certificates for Shares issued pursuant to the Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the US SEC, other federal, state, local or foreign administrative bodies, any stock exchange or interdealer quotation system upon which the Stock is then listed or quoted, and any applicable federal, state or foreign securities laws. The Committee may place a legend or legends on any such certificates to make appropriate reference to such restrictions. The certificates for Shares acquired pursuant to an Option may also include any legend which the Committee deems appropriate to reflect restrictions contained in this Plan or in the applicable Agreement or to comply with the BVI General Corporation Law, as amended.

16.7. The Corporation shall not be required to issue any certificate or certificates for Shares upon the exercise of Options, or record any person as a holder of record of such Shares, without obtaining, to the complete satisfaction of the Committee the approval of all regulatory bodies deemed necessary by the Committee, and without complying to the Committee's complete satisfaction, with all rules and regulations, under federal, state local or foreign laws deemed applicable by the Committee.


_______________________________
EL SITIO, INC.
By: Roberto Cibrian-Campoy
Authorized representative of the Corporation

                                                                   Exhibit 4.2


                                EL SITIO, INC.
                            1999 STOCK OPTION PLAN
                      NONQUALIFIED STOCK OPTION AGREEMENT

                             TERMS AND CONDITIONS



         This schedule contains the terms and conditions of the Nonqualified Stock Option Agreement (the "Option") to be entered into between EL SITIO, INC. (the "Corporation"), and a employee, director, consultant or independent contractor of EL SITIO, INC. or any Affiliate, who deliver a letter of acceptance in the form of Attachment A (the "Recipient" and the "Letter of Acceptance"), pursuant to the Corporation's 1999 Stock Option Plan, as it may be amended from time to time (the "Plan").

         The Option shall be effective as of the date of the Letter of Acceptance.


         1.  Definitions.

         All capitalized terms not defined in this Option shall have the meanings provided in the Plan. The following terms shall have the specified meanings:

         1.1. "Change of Control" means the occurrence of any of the following events after the Date of Grant: (i) (a) prior to the occurrence of a Public Market, the Existing Stockholders ultimately "beneficially own" (as defined in Rule 13d-3 of the Exchange Act) Voting Stock representing less than 50% of the total outstanding Voting Stock of the Corporation on a fully diluted basis and (b) after the occurrence of a Public Market, any "person" or "group" (as defined in Section 13 (d) and 14 (d) of the Exchange Act) together with their Affiliates becomes the ultimate "beneficial owner" (as defined in Rule 13 d-3 under the Exchange Act) of Voting Stock of the Corporation representing more than 30% of the voting power of the total Voting Stock of the Corporation and such ownership is greater than the voting power of the Voting Stock of the Corporation ultimately held by the Existing Shareholders; (ii) the stockholders of the Corporation approve a merger or consolidation of the Corporation with any other corporation or entity regardless of which entity is the survivor, other than a merger or consolidation which would result in the Voting Stock of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or being converted into voting securities of the surviving entity or the parent thereof) at least 50% of the combined voting power of the voting securities of the Corporation or such surviving entity, or the parent thereof, outstanding immediately after such merger or consolidation; (iii) individuals who on the Date of Grant constitute the Board of Directors (together with any new directors whose election by the Board of Directors or whose nomination for election by the Corporation's stockholders was approved by a vote of at least two-thirds of the members of the Board of Directors then in office who either were members of the Board of Directors on the Date of Grant or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office; or (iv) the stockholders of the Corporation approve a plan of complete liquidation or winding-up of the Corporation or an agreement for the sale or disposition by the Corporation of all or substantially all of the Corporation's assets.

         1.2. Existing Stockholders: means the Corporation's stockholders existing at the moment of the Date of Grant.

         1.3. Permanent Disability: shall have the meaning established by the laws of the country where the Recipient performs his work.

         1.4. Termination for Cause: means a termination of the relationship between the Recipient and the Corporation or any Affiliate based on a Recipient's (1) willful misconduct or gross negligence in the performance or intentional nonperformance of any of the Recipient's material duties and responsibilities for the Corporation or any Affiliate; (2) dishonesty, fraud, alcohol or illegal drug abuse, or misconduct with respect to the business or affairs of the Corporation, which adversely affects the operations, prospects or reputation of the Corporation; (3) conviction of a felony or other crime involving moral turpitude; or (4) any other conduct that will be considered under the laws of the country where the Recipient performs his services, a sufficient cause for termination by the Corporation or any of its Affiliates of the employment relationship.

         2.     Grant of Option.

         Pursuant to the terms and conditions of the Plan and this Option, the Corporation hereby grants to the Recipient an Option to purchase, as provided in Section 4 hereof, all or any part of a total of the Shares set forth as the "Option Shares" on page 1 of the Letter of Acceptance received and signed by the Corporation (the "Option Shares").

         3.     Purchase Price.

         The price at which the Option Shares may be purchased shall be the price per share set forth as the "Option Exercise Price" on page 1 of the

Letter of Acceptance received and signed by the Corporation (the "Option Exercise Price").

         4.     Exercise of Option.

         4.1. Subject to the provisions of Section 5 and the right of the Corporation to accelerate the date upon which any or all of this Option becomes exercisable, the Recipient shall be entitled to exercise this Option with respect to the percentage of the Option Shares (rounded up to the nearest whole number of Shares), in a cumulative basis, provided as follows:

                                                   Percentage of Total
Years Elapsed From the                                   Option Shares
 Date of Grant                                            Purchasable

1 or more and not more than 10                                30 %
2 or more and not more than 10                                30 %
3 or more and not more than 10                                40 %

         The Recipient may exercise the 100% of his Option at the end of the third anniversary from the Date of Grant.

         4.2. Notwithstanding any provision of this Option to the contrary, in no event may this Option be exercised after ten (10) years from the Date of Grant (the "Expiration Date").

         4.3. Notwithstanding the provisions of Sections 4.1. and 4.2., (i) in the event that a Change of Control shall occur on or after the Date of Grant, all unvested portions of this Option set forth in said Section 4.1. shall vest in full, including any portion of the Option not yet exercised because of decision of the Recipient or because of non yet compliance of vesting schedule required by Section 4.1. In the case of change of control, the Option shall be exercised until the earlier of the Expiration Date or 180 days from the date of such change of control; (ii) except as provided in
Section 5, no part of the Option shall vest after the Date of Termination for any reason of the Recipient's labor or contractual relationship with the Corporation or any of its Affiliates; and (iii) except as provided in Section 5, all unvested Options shall terminate on the Date of Termination.

         5.     Termination of Relationship.

(a) If the Recipient's relationship with the Corporation or any Affiliate is terminated by reason of death or Permanent Disability, as determined by the Corporation or any Affiliate, then this Option (excluding the Shares that have been previously purchased) shall expire and no part of this Option shall vest thereafter or be exercised and the Recipient or the legal representatives will receive within 90 days of the Date of Termination a total amount of US$________ from the insurance company hired by the Corporation for purposes of covering this risk. The insurance policy shall have the Recipient and/or his heirs as beneficiaries.

(b) If the Recipient's relationship with the Corporation or any Affiliate is terminated by reason other than Termination for Cause, resignation, death or Permanent Disability as determined by the Corporation or any Affiliate, then this Option may be exercised as to: (i) those Option Shares that have become exercisable (as provided in Section 4.1. hereof) on the Date of Termination, and which Shares have not been previously purchased, and (ii) those Option Shares that shall become exercisable at the end of the next anniversary from the Date of Grant to occurred after the Date of Termination, and which Shares have not been previously purchased. In both cases, this Option may be exercised until the earlier of Expiration Date or 180 days after the Date of Termination of the relationship.

         After the earlier of the Expiration Date or 180 days after the Date of Termination, the ability to exercise this Option shall expire.

(c) Notwithstanding the foregoing, in the case of Termination for Cause or resignation, the ability to exercise this Option shall expire and no part of this Option shall vest on the Date of Termination or on such earlier date as the Corporation may specify, and such date may be set so as to prevent the Recipient from further exercising any portion of this Option.

         6.     Nontransferability; Persons Able to Exercise.

                 The Option may not be transferred other than by will or the laws of descent and distribution. During the life of the Recipient, only the Recipient may exercise this Option. If the Recipient dies or in the event of its Permanent Disability, while still employed by the Corporation or any Affiliate, or the periods specified in Section 5, this Option may be exercised by his heirs, executors, administrators, legatees or legal representatives provided that such person or persons comply with the provisions of this Option applicable to the Recipient. The terms of this Option shall be binding upon any successor or permitted assignee of the Recipient.

         7.     Method of Exercising Option.

                The Option may be exercised, in whole or in part, by written notice to the Corporation, containing an executed notice of exercise in the form of Attachment B, provided that the Corporation, in its discretion, may modify or augment these requirements as provided in Section 11 of this Option, or where appropriate because a person other than the Recipient is exercising the Option pursuant to Section 6. The written notice specified in this Section must be accompanied by (i) payment of the Option Exercise Price for the shares being purchased and (ii) if applicable, as determined by the Corporation, any amounts required to be withheld pursuant to applicable tax laws in connection with such exercise. Payments of the Option Exercise Price and any applicable withholding tax amounts shall be made in cash, unless the Corporation, in its sole discretion, authorizes payment to be made in Shares of the Corporation or a combination of such Shares and cash. As soon as practical after receipt of this notice and payment, the Corporation shall deliver a certificate or certificates representing the purchased Shares registered in the name of the person or persons exercising this Option. In the event this Option is exercised by any person other than the Recipient, the notice shall be accompanied by appropriate proof of the right of such person to exercise this Option. All Shares purchased upon the exercise of this Option and payment of the full Option Exercise Price will be fully paid and nonassessable.

         8.     Stock Adjustments.

                If there shall be any change in the Stock through merger, consolidation, reorganization, recapitalization, or other change in the corporate structure of the Corporation, or any other situation that the Committee shall, at its sole discretion, deem appropriate, adjustments in the total number and kind of Shares subject to this Option shall be made by the Corporation as provided in the Plan.

         9.     No Rights Other Than Those Expressly Created.

                Neither this Option nor any action taken hereunder shall be construed as (i) giving the Recipient any right to be retained in the employ of, or continue to be affiliated with, the Corporation or any Affiliate, (ii) giving the Recipient any equity or interest of any kind in any assets of the Corporation or any Affiliate, or (iii) creating a trust of any kind or a fiduciary relationship of any kind between the Recipient and the Corporation or any Affiliate. As to any claim for any unpaid amounts under this Option, any person having a claim for payments shall be unsecured creditor. The Recipient shall not have any of the rights of a stockholder with respect to any Option Shares until such time as this Option has been exercised and Option Shares have been issued. Except as provided in Section 7, no adjustment shall be made for dividends or other rights for which the record date is prior to the issuance of such certificates.

         10.    Investment Intent; Legends.

                10.1. Representations. The Recipient agrees that, upon the issuance of any Shares upon the exercise of the Option, the Recipient will, upon the request of the Corporation, represent and warrant in writing that the Recipient (i) has received and reviewed a copy of the Plan; (ii) is capable of evaluating the timing, merits and risks of exercising the Option and acquiring the Shares and able to bear the economic risks of such investment; (iii) has made such investigations as he or she deems necessary and appropriate of the business and financial prospects of the Corporation; and (iv) is acquiring the Shares for investment only and not with a view to resale or other distribution thereof. The Recipient acknowledges that the Corporation has made available to the Recipient the opportunity to obtain information to evaluate the merits and risks associated with this Option and the transactions contemplated hereby. The Recipient further acknowledges that the investment contemplated by the Option involves a high degree of risk, including risks associated with the Corporation's business operations and prospects, the lack of a public market for the Shares, if applicable, and the limitations on the transferability of the Option and the Shares.

                10.2. Legends. The Recipient agrees that the certificates evidencing the Shares issued upon the exercise of the Option may include any legend which the Committee deems appropriate to reflect any transfer or other restrictions contained in the Plan, this Option or the Securities Act, as amended, or to comply with other applicable laws.

         11.    Compliance with Laws.

                (a) Withholding of Taxes. Pursuant to applicable federal, state, local or foreign laws, the Corporation may be required to collect or withhold income or other taxes from Recipient upon the grant of this Option, the exercise of this Option, or at some other time. The Corporation may require, as a condition to the exercise of this Option, or demand, at such other time as it may consider appropriate, that the Recipient pay the Corporation the amount of any taxes which the Corporation may determine is required to be collected or withheld, and the Recipient shall comply with the requirement or demand of the Corporation.

                (b) Securities Law Compliance. Upon exercise (or partial exercise) of this Option, the Recipient shall make such representations and furnish such information as may, in the opinion of counsel for the Corporation, be appropriate to permit the Corporation to issue or transfer the Option Shares in compliance with the provisions of applicable local, foreign (including U.S.) federal or state securities laws. The Corporation, in its discretion, may postpone the issuance and delivery of Option Shares upon any exercise of this Option until completion of such registration or other qualification of such shares under any foreign (including U.S.) federal or state laws, or stock exchange listing, as the Corporation may consider appropriate. The Corporation may require that prior to the issuance or transfer of Option Shares upon exercise of this Option, the Recipient enter into a written agreement to comply with any restrictions on subsequent disposition that the Corporation deems necessary or advisable under any local, foreign (including U.S.) applicable federal and state securities laws. Certificates of Stock issued hereunder may include any legend to reflect such restrictions.

                 (c) General. No Option Shares shall be issued upon exercise of this Option unless and until the Corporation is satisfied, in its sole discretion, that there has been compliance with all legal requirements applicable to the issuance of such Option Shares.

         12.     Miscellaneous.

                 (a) Provisions of the Plan. The Option hereby granted is expressly subject to all of the terms and conditions contained in this Option and in the Plan, and the Plan is hereby incorporated herein by reference and made a part hereof, but the terms of the Plan shall not be considered an enlargement of any benefits under this Agreement. In addition, the Option is subject to any rules and regulations promulgated by the Committee pursuant to the Plan.

                 (b) Discretion of the Committee. Unless otherwise explicitly provided, the Committee, as defined in the Plan, shall make all determinations required to be made hereunder, including determinations required to be made by the Corporation, and shall interpret all provisions of this Option, as it deems necessary or desirable, in its sole and unfettered discretion. Such determinations and interpretations shall be binding and conclusive to the Corporation and the Recipient. The Committee, in its sole discretion, is authorized to accelerate the time at which this Option may be exercised.

                 (c) Reservation of Shares. During the term of this Option, the Corporation shall at all times reserve and keep available shares of Stock sufficient to satisfy the requirements of this Option.

                 (d) Amendment. This Option may only be modified or amended by a writing signed by both parties.

                 (e) Notices. Any notices required to be given under this Option shall be sufficient if in writing and if hand-delivered or if sent by first class mail and addressed as follows:

                 if to the Corporation:

                 EL SITIO, INC.
                 Romasco Place, PO Box 3140,
                 Wickhams Cay I, Road Town,
                 Tortola, British Virgin Islands


                 if to the Recipient: to the address indicated in the Letter of Acceptance or to such other address as either party may designate under the provisions hereof.

                 (f) Successors and Assigns. The rights and obligations of the Corporation under this Option shall inure to the benefit of and be binding upon the successors and assigns of the Corporation.

                 (g) Applicable Law. All rights and obligations under this Option shall be governed by the laws of the State of New York, United States of America.

                 (h) Jurisdiction. Any conflict or judicial claim should be non-exclusively submit to the New York Courts of the Borough of Manhattan, New York, New York, United States of America.

                 (i) Paragraph Headings. The paragraph headings used in this Option are for convenience or reference, and are not to be construed as part of this Option.




                                  ______________________
                                  EL SITIO, INC.

                                  By: Roberto Cibrian-Campoy

                                  Authorized representative of the
                                    Corporation

                                                                   Exhibit 4.3
AMENDMENT TO


                                EL SITIO, INC.
                            1999 STOCK OPTION PLAN
                      NONQUALIFIED STOCK OPTION AGREEMENT

                             TERMS AND CONDITIONS


1.       Replacement of Section 5.

         Section 5 of the Terms and Conditions of EL SITIO, INC Nonqualified Stock Option Agreement (1999 Stock Option Plan) will be replaced by the following:

         Section 5.

(a) If the Recipient's relationship with the Corporation or any Affiliate is terminated by reason of death or Permanent Disability, as determined by the Corporation or any Affiliate, then this Option (excluding the Shares that have been previously purchased) shall expire and no part of this Option shall vest thereafter or be exercised and the Recipient or the legal representatives will receive within 90 days of the Date of Termination a total amount of US$________ from the insurance company hired by the Corporation for purposes of covering this risk. The insurance policy shall have the Recipient and/or his heirs as beneficiaries.

(b) If the Recipient's relationship with the Corporation or any Affiliate is terminated by reason other than Termination for Cause, death, Permanent Disability or resignation, as determined by the Corporation or any Affiliate, then this Option may be exercised as to: (i) those Option Shares that have become exercisable (as provided in Section 4.1. hereof) on the Date of Termination, and which Shares have not been previously purchased, and (ii) 50% of all unvested portions of options then outstanding, which will vest in full on that date.

With respect to the remaining 50% of the unvested portions, the Recipient may choose between the following options by giving the Corporation notice within 10 days of the Date of Termination:

         (y) such remaining 50% of the unvested portions shall vest in full on the Date of Termination and the Recipient may instruct the Corporation to purchase those shares and to sell them immediately by giving written notice to the Corporation together with the delivery of the Option Exercise Price within 10 days of the Date of

         Termination, and in the form to be determined by the Corporation, provided however that the sale proceeds will be deposited directly by the Corporation in an escrow account until the end of the one year term following the Date of Termination, and provided further that in case of any breach by the Recipient of the Non-compete and/or the Confidentiality agreements executed between EL SITIO, INC. or any of its Affiliates and the Recipient (the "Non-compete and the Confidentiality Agreements"), as determined by the Corporation or any of its Affiliates: (a) the Recipient shall lose in favor of the Corporation all the proceeds deposited in the escrow account; (b) the ability to exercise this Option will terminate; and (iii) the Corporation will return the Option Exercise Price, provided however that in the event that the value of the deposited proceeds does not cover the damages resulting from the breach of the referred agreements, the Corporation may keep the Option Exercise Price as compensation for damages. In the event that the Recipient does not violate any of the Non-compete and/or the Confidentiality Agreements during the end of the one year term following the Date of Termination, the Corporation will deliver to the Recipient the deposited proceeds with no interest; or

         (z) such remaining 50% of the unvested portions shall vest at the end of the one year term following the Date of Termination and shall be exercised within 180 days of the termination of such one year term, provided however that the Recipient has not breach the Non-compete and the Confidentiality Agreements. In case of any breach by the Recipient of the Non-compete and/or the Confidentiality Agreements, as determined by the Corporation or any of its Affiliates, the Recipient shall lose the remaining 50% of the unvested portions and the ability to exercise this Option will terminate.

 (c) Notwithstanding the foregoing, in the case of Termination for Cause or resignation, the ability to exercise this Option shall expire and no part of this Option shall vest on the Date of Termination or on such earlier date as the Corporation may specify, and such date may be set so as to prevent the Recipient from further exercising any portion of this Option.


2.       Effectiveness.

         This Amendment shall be effective on December 15, 1999 and is granted for the benefit of the Recipients who: (i) have received this Amendment signed in original by the Corporation; (ii) have delivered the Corporation a signed copy of this Amendment; and (iii) have delivered the Corporation a signed copy of the Letter of Acceptance of the Agreement and its modification by this Amendment.

3.       Definitions.

         All capitalized terms not defined in this Amendment shall have the meanings provided in the Plan and the Nonqualified Stock Option Agreement.



Date:


_____________________________________
EL SITIO, INC.
By: Roberto Cibrian-Campoy
Authorized Representative of the Corporation

ATTACHMENT A

[LETTER OF ACCEPTANCE]

RECIPIENT                                 <<First Name>> <<Last Name>>


DATE OF GRANT         OPTION EXERCISE PRICE      OPTION SHARES
                      PER SHARE



EL SITIO, INC.
Romasco Place, PO Box 3140,
Wickhams Cay I, Road Town,
Tortola, British Virgin Islands

Gentlemen:

         I hereby accept and agree with: (i) the terms and conditions of EL SITIO, INC. Nonqualified Stock Option Agreement, and (ii) the terms and conditions of EL SITIO, INC. 1999 Stock Option Plan; with its Amendment dated December 15, 1999; and (iii) the number of Option Shares granted and the Option Exercise Price set forth on the top of this Letter of Acceptance.

         I hereby received the documents indicated in paragraphs (i) and (ii) above.

         Very truly yours,


Dated: _____

Signature of Recipient: ____________________
Name of Recipient:       ____________________
Address of Recipient:   ____________________

Date Received by
EL SITIO, INC.: _____

Signature:       ____________________
Received by:

ATTACHMENT B

[NOTICE OF EXERCISE]

EL SITIO, INC.
Romasco Place, PO Box 3140,
Wickhams Cay I, Road Town,
Tortola, British Virgin Islands

Gentlemen:

         Pursuant to EL SITIO, INC. 1999 Stock Option Plan (the "Plan") and the terms and conditions of EL SITIO, INC. Nonqualified Stock Option Agreement accepted by Letter of Acceptance dated as of [_____] (the "Agreement"), I hereby elect to exercise this Option to the extent indicated bellow:



         Number of Shares        Per Share    Total
         Which I Elect to    x     Price     =    Price
         Purchase



         Enclosed with this letter is full payment of the total price of the shares described above in the following form:

         (1) a check in the amount of $_________ payable to the order of the Corporation; and/or [if authorized by the Corporation]

         [(2) shares of Stock of the Corporation properly endorsed and having a fair market value equal to $____________.]

         The Recipient hereby agrees to pay the Corporation, in the form the Committee shall determine, the amount of any taxes which the Corporation may determine is required to collect or withheld, in accordance to Section 11 (a) of the Agreement.

         The Recipient hereby represents and warrants as follows:

         1. The Recipient has received and reviewed a copy of the Plan and the Agreement;
         2. The Recipient is capable of evaluating the time, merits and risks of exercising the Option and acquiring the Shares and able to bear the economic risks of such investment;

         3. The Recipient has made such investigations as he or she deems necessary and appropriate of the business and financial prospects of the Corporation; and
         4. The Recipient is acquiring the Shares for investment only and not with a view to resale or other distribution thereof.

The Recipient acknowledges that the Corporation has made available to the Recipient the opportunity to obtain information to evaluate the time, merits and risks associated with the Agreement and the transactions contemplated thereby. The Recipient further acknowledges that the investment contemplated by the Option involves a high degree of risk, including risks, including risks associated with the Corporation's business operations and prospects, and the limitations on the transferability of the Option and the Shares.

         Kindly issue a certificate or certificates to me representing the shares which I am acquiring by this exercise, and deliver it to the address provided bellow.



                                  Very truly yours,


Dated: ______

(signature of Recipient)
Address:


Date Received by
EL SITIO, INC.: _______________
Received by: __________

                                                                   Exhibit 5.1




                    [Letterhead of Conyers Dill & Pearman]



June 19, 2000

Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C.  20549

Gentlemen:

          We have been requested by El Sitio, Inc. (the "Company"), a
British Virgin Islands company, to furnish our opinion in connection with the registration statement (the "Registration Statement") on Form S-8, with respect to the registration of 1,572,700 shares (the "Shares") of the Company's common shares, par value $0.01 per share, that may be sold upon the exercise of share options issued or to be issued pursuant to the Company's 1999 Stock Option Plan.

          We have made such examination as we have deemed necessary for the purpose of this opinion. Based upon such examination, it is our opinion that, when the Shares have been sold, issued and paid for in the manner described in the 1999 Stock Option Plan, the Shares will be validly issued, fully paid and non-assessable (meaning that no further sums will be payable to the Company on the Shares).

          We hereby consent to the use of this opinion as an exhibit to the Registration Statement.

Yours faithfully,
CONYERS, DILL & PEARMAN

/s/ Conyers, Dill & Pearman

                                                                  Exhibit 23.1



                     [Letterhead of Deloitte & Touche LLP]


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement on Form S-8 of El Sitio, Inc. of our report dated February 28, 2000 appearing in El Sitio, Inc.'s Annual Report on Form 20-F for the year ended December 31, 1999.

/s/ Deloitte & Touche

Certified Public Accountants
Miami, Florida
June 19, 2000